                                                                [DRAFT--3/15/95]

                                                                     Exhibit 1.1









                                           Shares

                               MEDITE CORPORATION


                                  COMMON STOCK
                                ($.01 par value)





                             UNDERWRITING AGREEMENT









_______ __, 1995

                                                                [DRAFT--3/15/95]




                                                               April   , 1995 1/




Morgan Stanley & Co.
  Incorporated
Salomon Brothers Inc
Smith Barney Inc.
c/o Morgan Stanley & Co.
  Incorporated
    1251 Avenue of the Americas
    New York, NY 10020

Morgan Stanley & Co. International
  Limited
Salomon Brothers International
  Limited
Smith Barney Inc.
c/o  Morgan Stanley & Co. International
           Limited
         25 Cabot Square
         Canary Wharf
         London E14 4QA
         England


Dear Sirs:

                 Medite Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 6,750,000 shares of its common stock, par value [$.01] per share (the "Firm Securities").

                 It is understood that, subject to the conditions hereinafter stated, 5,400,000 Firm Securities (the "U.S. Firm Securities") will be sold by the Company to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Securities in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,350,000 Firm Securities (the "International Securities") will be sold by





____________________

     1/  Insert date of Underwriting Agreement.

the Company to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Salomon Brothers International Limited and Smith Barney Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

                 The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,012,500 shares of its Common Stock, par value $[.01] per share (the "Additional Securities"), if and to the extent that the U.S. Representatives shall have determined to exercise on behalf of the U.S. Underwriters, the right to purchase such Additional Securities granted to the U.S. Underwriters in Article II hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the Securities.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Securities. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Securities: The U.S. prospectus, to be used in connection with the offering and sale of Securities in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Securities outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933 (the "Securities Act"), is hereinafter referred to as the Registration Statement; the U.S. prospectus and the international prospectus in the forms first used to confirm sales of Securities are hereinafter referred to as the Prospectus.

                                   ARTICLE I

                 The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature.

                 (e) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                 (f) Except as set forth in the Registration Statement, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligations into, or exchange any securities for shares of capital stock of or ownership interests in the Company are outstanding.

                 (g) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights to subscribe for or purchase securities.

                 (h) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

                 (i) This Agreement has been duly authorized, executed and delivered by the Company.

                 (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance of the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. The Company has the full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement free of any preemptive rights.

                 (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 (l) Neither the filing of the Registration Statement or any amendment thereto nor the offer or sale of the Securities to the Underwriters as contemplated by this Agreement gives rise to any rights, other than those that have been satisfied or duly and validly waived, for or relating to the registration under the Securities Act of any shares of capital stock of the Company (including shares issuable upon the exercise of outstanding options, warrants or other rights to purchase, or other obligations or securities convertible into or exchangeable for, shares of such capital stock) or any other securities of the Company.

                 (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (n) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, foreign, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Prospectus.

                 (p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 (q) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (s) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as set forth in the Registration Statement.

                 (t) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                 (u) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property owned by them and good and indefeasible title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not material to the Company and its subsidiaries taken as a whole and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

                 (v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                 (w) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.


                                   ARTICLE II

                 The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees,
severally and not jointly, to purchase from the Company at $[     ] a
share--the purchase price--the respective numbers of Firm Securities set forth in Schedule I hereto opposite their names.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters up to all the Additional Securities, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,012,500 Additional Securities at the purchase price. Additional Securities may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as Morgan Stanley & Co. Incorporated shall determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of U.S. Firm Securities set forth in Schedule I opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Securities. The Additional Securities to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Securities are hereinafter collectively referred to as the U.S. Securities.

                 The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus,
(1) offer, pledge, sell, contract to sell, sell any contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of its Common

Stock or any securities convertible into or exercisable or exchangeable for its Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of its Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other such securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) the grant by the Company on the Closing Date or within 6 months thereafter (as hereinafter defined) or within six months thereafter of options to purchase 475,000 shares of its common stock as described in the Registration Statement.


                                  ARTICLE III

                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at U.S. $___ per share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $___ per share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $___ per share, to any Underwriter or to certain other dealers.

                 Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.

                 The Underwriters hereby agree to reserve up to approximately [ ] shares of Common Stock and to sell such shares at the public offering price to certain directors, officers and employees of the Company and to the Company's employee stock ownership plan; provided, however, that the Underwriters will only be obligated to reserve and sell such shares to the extent that they have been notified by such persons of their desire to purchase such shares prior to the date of effectiveness of the Registration Statement.


                                   ARTICLE IV

                 Payment for the Firm Securities shall be made against delivery of the Firm Securities at a closing to be held at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00
a.m., local time, on  April   , 1995, 2/ or at such other time on the same or
such other date, not later than April   , 1995, 3/ as shall be designated in
writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date". Payment for the Firm Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds.

                 Payment for any Additional Securities shall be made against delivery of the Additional Securities at a closing to be held at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from Morgan Stanley & Co. Incorporated to the Company of its determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional
Securities, or on such other date, in any event not later than April   , 1995,
as shall be designated in writing by Morgan Stanley & Co. Incorporated. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds. The notice of the determination to exercise the option to purchase Additional Securities and of the





____________________

     2/ Insert date five business days after date of Underwriting Agreement.

     3/  Insert date 10 business days after date of Underwriting
Agreement.

Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                 Certificates for the Firm Securities and Additional Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company, against payment of the purchase price therefor.


                                   ARTICLE V

                 The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (i) there shall not have occurred any downgrading, nor
                 shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                         (ii) there shall not have occurred any change, or any
                 development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) You shall have received on the Closing Date an opinion of Rogers & Hardin, counsel for the Company, dated the Closing Date, to the effect that

                          (i) the Company has been duly incorporated, is
                 validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                         (ii) each subsidiary of the Company has been duly
                 incorporated, is validly existing as a corporation, and as to U.S. subsidiaries is validly existing as a corporation in good standing, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued and outstanding shares of capital stock of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, to such counsel's knowledge after due inquiry, are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature;

                        (iii) the authorized capital stock of the Company
                 conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                         (iv) the shares of Common Stock outstanding prior to
                 the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable;

                          (v) the Securities have been duly authorized and,
                 when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights;

                         (vi) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                        (vii) the execution and delivery by the Company of,
                 and the performance by the Company of its obligations under, this Agreement and the issuance of the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                       (viii) the statements (1) in the Prospectus under the
                 captions "Management--Stock Option-Stock Appreciation Rights Plan", "Management--Non-Employee Director Stock Option Plan", "Management--Pension Plan", "Shares Eligible for Future Sale", "Description of Capital Stock", "Certain United States Federal Tax Consequences to Non-U.S. Holders" and "Underwriters" and
                 (2) in the Registration Statement under Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein;

                         (ix) after due inquiry of appropriate Company
                 officers, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (x) the Company is not an "investment company" or an
                 entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                         (xi) such counsel (1) is of the opinion that the
                 Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules included therein and other financial data therein as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) has no reason to believe that (except for financial statements and schedules included therein and other financial data therein as to which such counsel need not express any belief) the Prospectus as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                        (xii) to such counsel's knowledge after due inquiry of
                 appropriate Company officers, no beneficial or legal owner of any security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of Common Stock or any other security of the Company in the Registration Statement or to require the Company to file a registration statement under this Securities Act as a result of the filing of the Registration Statement.

                 (d) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
         (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of Securities" and "Underwriters"), (x) and (xi) of paragraph (c) above.

                 With respect to subparagraph (xi) of paragraph (c) above, Rogers & Hardin and Cravath, Swaine & Moore may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 The opinion of Rogers & Hardin described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

                 (e) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen & Co., independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                 (f) The Common Stock of the Company shall have been approved for quotation on the National Market System of the NASDAQ.

                 (g) The "lock-up" agreements between you and certain stockholders, officers and directors of the Company relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (h) The Company will apply the net proceeds from the sale of the Securities to be sold by it substantially in accordance with the description set forth in the Prospectus.

                 The several obligations of the U.S. Underwriters to purchase Additional Securities hereunder is subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional

Securities and other matters related to the issuance of the Additional
Securities.


                                   ARTICLE VI

                 In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

                 (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the

         Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate and (ii) any review of the offering of the Securities by the National Association of Securities Dealers, Inc.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending , 19964/ that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) Whether or not any sale of Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of paragraph (d) of this Article VI, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (vii) all document production charges and expenses of





____________________

     4/ Insert date one year after the end of the Company's fiscal quarter in which the closing will occur.

         counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement.


                                  ARTICLE VII

                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not enure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective numbers of Securities they have purchased hereunder, and not joint.

                 The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Article VII and the representations and
warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.


                                  ARTICLE VIII

                 This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.


                                   ARTICLE IX

                 This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportion that the number of Securities set forth opposite their respective names in Schedule I or II bears to the aggregate number of Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


                                      Very truly yours,

                                      MEDITE CORPORATION


                                      By __________________
                                         Name:
                                         Title:

Accepted,             , 1995 5/
New York, New York

MORGAN STANLEY & CO.
  INCORPORATED
SALOMON BROTHERS INC
SMITH BARNEY INC.

Acting severally on behalf
  of themselves and the
  several U.S. Underwriters
  named in Schedule I herein.

By MORGAN STANLEY & CO.
   INCORPORATED


By _________________________


MORGAN STANLEY & CO. INTERNATIONAL
  LIMITED
SALOMON BROTHERS INTERNATIONAL
  LIMITED
SMITH BARNEY INC.

Acting severally on behalf
  of themselves and the
  several International Underwriters
  named in Schedule II herein.

By MORGAN STANLEY & CO. INTERNATIONAL
   LIMITED


By _________________________





____________________

     5/  Insert date of Underwriting Agreement.

                                   SCHEDULE I

                               U.S. Underwriters


                                                        Number of U.S. Firm
                                                          Securities to be
Underwriter                                                  Purchased
- -----------                                             -------------------

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
Smith Barney Inc.


                                                              -------------

         Total U.S. Firm Securities   . . . . . . . . .
                                                              =============

                                  SCHEDULE II

                           International Underwriters


                                                      Number of International
                                                         Securities to be
Underwriter                                                  Purchased
- -----------                                           -----------------------

Morgan Stanley & Co. International Limited
Salomon Brothers International Limited
Smith Barney Inc.


                                                                -------------

         Total International Securities . . . . . . . . . .
                                                                =============